Exhibit 10.45

AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS

THIS AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS ("Amendment No.1"), is entered into on May 20, 2016 ("Effective Date"), by and among CANNASYS, INC., a Nevada corporation ("CannaSys"), B44, LLC, a Colorado limited liability company ("B44"), and Kodiak Capital Group, LLC, a Delaware limited liability company ("Kodiak") and amends (i) the Assignment of Promissory Notes dated as of March 24, 2016, by and between Kodiak and B44 (the "APN"), (ii) the Wrap-Around Agreement dated as of March 24, 2016, by and between Kodiak and CannaSys (the "WAA") and (iii) the Amended and Restated Promissory Note dated March 24, 2016 issued by CannaSys to Kodiak (the "AARSPN"); the APN, WAA, and the AARSPN are referred to as the "Transaction Documents").

Recitals

A. On or about March 24, 2016, the parties entered into the Transaction Documents which provided for B44's assignment of two promissory notes each in the original principal balance of $50,000 to Kodiak (the "Original Notes"). CannaSys issued the Original Notes to B44 on June 26, 2016 ("First Note") and August 12, 2015 ("Second Note"). As consideration for the assignment of the Original Notes, Kodiak agreed to pay B44 $100,000. On or about March 31, 2016, Kodiak paid $50,000 to B44 for the assignment of the First Note. The payment of $50,000 for the assignment of the Second Note did not occur.

B. Under the WAA and relying on the terms of the Transaction Documents, CannaSys issued Kodiak the AARSPN in the principal amount of $100,000.

C. The parties desire to amend the Transaction Documents to reflect that the transactions contemplated thereby involved the assignment of the First Note only for the consideration of $50,000 (not $100,000), the AARPN issued by CannaSys has a principal amount of $50,000 not $100,000, and each party has agreed to execute and deliver this Amendment No. 1 on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, upon the foregoing recitals, which are incorporated herein by reference, and for and in consideration of the mutual covenants and conditions in this Amendment No. 1 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Transaction Documents. The Transaction Documents are each hereby amended as follows:

(a) Assignment of Promissory Notes. Under the APN, B44 assigned the First Note for the consideration of $50,000. The Second Note was not assigned and remains outstanding.

(b) Wrap-Around Agreement. The WAA only applies to the First Note and the AARSPN issued by CannaSys and delivered to Kodiak under the WAA is in the original principal amount of $50,000 not $100,000.

(c) Amended and Restated Promissory Note. The AARSPN is in the principal amount of $50,000 not $100,000 and CannaSys execute and deliver to Kodiak a Second Amended and Restated Promissory Note that will replace the AARPN.

2. General.

(a) Except as amended hereby, the Transaction Documents shall continue in full force and effect in accordance with their respective terms. Reference to this Amendment need not be made in the Transaction Documents or any other instrument or document executed in connection therewith, or in any certificate, letter, or communication issued or made pursuant to, or respecting, the Transaction Documents, any reference in any of such items to the Transaction Documents being sufficient to refer to the applicable Transaction Document, as amended.

(b) Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Transaction Documents as applicable.

(c) This Amendment No. 1 shall be construed in accordance with the laws of the state of California without regard to conflict of laws rules that would result in the application of the substantive laws of another jurisdiction.

(d) The parties may deliver this Amendment No. 1 by fax or email and may execute it in counterparts, each of which will be an original and both of which will constitute the same instrument. An electronically-stored copy or photocopy of the original, executed Amendment No. 1 will be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date set forth above.

CANNASYS, INC.		KODIAK CAPITAL GROUP, LLC

By:	/s/ Michael A. Tew	/s/ Ryan Hodson
Name:	Michael A. Tew	Ryan Hodson
Title:	CEO	Managing Member

B44, LLC

By:	/s/ Dave Berlin
Dave Berlin, Manager